As filed with the Securities and Exchange Commission on March 31, 2003

                                                         Registration No.  333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            _________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ____________________________

                                 CNH Global N.V.
             (Exact name of registrant as specified in its charter)

       Kingdom of the Netherlands                  Not Applicable
       (State or other jurisdiction of             (I.R.S. Employer
       incorporation or organization)              Identification No.)

                               World Trade Center
                               Tower B, 10th Floor
                                Amsterdam Airport
                                 The Netherlands
                              (011-31-20) 446-0429
  (Address and phone number of principal executive offices, including zip code)
                          _____________________________

                        CNH U.S. Retirement Savings Plan
                            (Full title of the plan)

                                 Roberto Miotto
              Senior Vice President, General Counsel and Secretary
                                 CNH Global N.V.
                            Global Management Offices
                             100 South Saunders Road
                           Lake Forest, Illinois 60045
                                 (847) 735-9200
            (Name, address and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
                                                      Proposed Maximum        Proposed Maximum          Amount
     Title of Securities      Amount to be             Offering Price             Aggregate               of
      to be Registered        Registered(1)             Per Share(3)          Offering Price(3)     Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Common Shares, par value      10,000,000              $1.65                  $16,500,000           $1,518
(euro)0.45 per share(2)
--------------------------------------------------------------------------------------------------------------------------


(1) This amount includes 10,000,000 common shares, par value (euro)0.45 per share (the "Common Shares"), of CNH Global N.V. (the "Registrant") available for issuance under the CNH U.S. Retirement Savings Plan (the "Plan"). In addition, this Registration Statement shall also cover any additional Common Shares which become issuable under the Plan being registered by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Common Shares. This number does not reflect the Registrant's reverse stock split effective on April 1, 2003, in which each five Common Shares, par value (euro) 0.45 per share, will be exchanged for one Common Share, par value (euro) 2.25 per share.

(2) Pursuant to Section 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminate amount of interests to be offered pursuant to the Plan.

(3) Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for the 10,000,000 Common Shares available for purchase under the Plan are estimated solely for the purpose of calculating the registration fee, and are based on the average of the high and low prices of the Common Shares on the New York Stock Exchange consolidated reporting system on March 27, 2003.

                                  Page 1 of 10
                        Exhibit Index Appears on Page 10

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*


























____________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

          The following documents which have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated herein by reference and made part of this Registration Statement:

          (a) Annual Report on Form 20-F (Commission File No. 1-14528) for the fiscal year ended December 31, 2001;(1)

          (b) Reports of Foreign Issuer on Form 6-K dated April 25, 2002, July 1, 2002, July 24, 2002, September 5, 2002, October 25,
                    2002, February 6, 2003 and March 7, 2003.

          (c) The description of the Common Shares under the heading "Description of Share Capital" contained in Amendment No. 3 to the Registrant's Registration Statement on Form F-3 (Registration Statement No. 333-84954) as filed by the Registrant with the Commission under the Securities Act on June 3, 2002.

          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

          Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

          Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

          None.



----------------------------
1 After reasonable efforts, the Registrant has not been able to obtain the written consent of Arthur Andersen LLP to the incorporation by reference of its reports for the years ending December 31, 2000 and December 31, 2001 into this Registration Statement. The Registrant has dispensed with the requirement to file the written consent of Arthur Andersen LLP in reliance on Rule 437a promulgated under the Securities Act. Because the Registrant has not been able to obtain the written consent of Arthur Andersen LLP, participants in the Plan will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of material fact contained in the financial statements audited by Arthur Andersen LLP incorporated by reference herein or any omissions to state a material fact required to be stated therein.

Item 6.  Indemnification of Directors and Officers.

          Article 15 of the Articles of Association of the Registrant provides that:

          "The company shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another company in which it owns shares or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers or a former director or officer of the company, or of such other company, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled otherwise."

          In addition, at the Registrant's general shareholders' meeting in June 2000, shareholders approved a form of indemnification agreement for directors and officers of the Registrant.

          The Registrant has obtained directors' and officers' liability insurance, which, subject to policy terms and limitations, includes coverage to reimburse the Registrant for amounts that it may be required or permitted by law to pay its directors or officers.

Item 7.  Exemption from Registration Claimed.

          Not Applicable.

Item 8.  Exhibits.

          See Index to Exhibits on page 10.

Item 9.  Undertakings.

          (a)       The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Forest, Illinois, on this 31st day of March, 2003.

                                       CNH Global N.V.

                                       By:  /s/ Roberto Miotto
                                           ------------------------------------
                                           Roberto Miotto
                                           Senior Vice President, General
                                           Counsel and Secretary

                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Roberto Miotto, individually, as his true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, including post-effective amendments and supplements, and to file same, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission and hereby grants unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on March 31, 2003.

Name and Signature                              Title
------------------                              -----

/s/ Jean-Pierre Rosso
-------------------------------------
Jean-Pierre Rosso                               Director and Chairman


/s/ Paolo Monferino
-------------------------------------           Director, President and Chief
Paolo Monferino                                 Executive Officer
                                                (Principal Executive Officer)


/s/ Michel Lecomte
-------------------------------------           Chief Financial Officer and
Michel Lecomte                                  President, Financial Services
                                                (Principal Financial Officer)

/s/ William J. McGrane                          Corporate Controller
-------------------------------------           (Principal Accounting Officer)
William J. McGrane


/s/ Bruno Cova                                  Director
-------------------------------------
Bruno Cova


/s/ Alfredo Diana
-------------------------------------           Director
Alfredo Diana


/s/ Edward A. Hiler
-------------------------------------           Director
Edward A. Hiler

/s/ Katherine M. Hudson
-------------------------------------           Director
Katherine M. Hudson


/s/ Kenneth Lipper
-------------------------------------           Director
Kenneth Lipper



-------------------------------------           Director
Ferruccio Luppi



-------------------------------------           Director
Giussepe Morchio


/s/ Michael E. Murphy
-------------------------------------           Director
Michael E. Murphy


/s/ James L.C. Provan
-------------------------------------           Director
James L.C. Provan

                            AUTHORIZED REPRESENTATIVE

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on March 31, 2003 by the undersigned as the duly authorized representative of CNH Global N.V. in the United States.

                                    By:  /s/ Roberto Miotto
                                        -----------------------------------
                                        Roberto Miotto
                                        Senior Vice President, General Counsel
                                        and Secretary

                                  EXHIBIT INDEX

                                                                     Sequential
Exhibit                                                                 Page
Number    Description of Document                                      Number

4.1 Amended and Restated Articles of Association of CNH Global N.V. (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form F-3 of CNH Global N.V. (Registration No. 333-84954), as originally filed by the Registrant with the Commission under the Securities Act, on March 27, 2002)

5 Opinion of Nauta Dutilh as to the legality of the shares being registered

23.1      Consent of PricewaterhouseCoopers N.V.

23.2      Consent of Nauta Dutilh (included in Exhibit 5)

24.1 Power of Attorney (included on signature page to this Registration Statement)